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                                  EXHIBIT 11.1
                        NATIONAL SANITARY SUPPLY COMPANY
                     COMPUTATION OF EARNINGS PER SHARE (a)
                       (thousands, except per share data)


                                                                                            Years Ended December 31,
                                                                                            ------------------------
                                                                                             1995     1994     1993
                                                                                            ------  --------  ------
Computation of Earnings Per Common
  and Common Equivalent Share
---------------------------------------
Net Income                                                                                  $5,745   $4,753   $4,277
                                                                                            ======   ======   ======
Average Number of Shares of
  Common Stock Outstanding                                                                   6,073    5,974    5,897
Incremental Effect of Unexercised
  Stock Options                                                                                 81       99      102
                                                                                            ------   ------   ------
Average Number of Shares of Common Stock
  and Common Stock Equivalents Outstanding                                                   6,154    6,073    5,999
                                                                                            ======   ======   ======
Earnings per Common and Common
  Equivalent Share                                                                           $0.93    $0.78    $0.71
                                                                                            ======   ======   ======
Computation of Earnings Per Common Share
  Assuming Full Dilution
---------------------------------------
Net Income                                                                                  $5,745   $4,753   $4,277
                                                                                            ======   ======   ======
Average Number of Shares of
  Common Stock Outstanding                                                                   6,073    5,974    5,897
Incremental Effect of Unexercised
  Stock Options                                                                                 94      101      138
                                                                                            ------   ------   ------
Average Number of Shares of Common Stock
  Assuming Full Dilution                                                                     6,167    6,075    6,035
                                                                                            ======   ======   ======
Earnings Per Common Share Assuming
  Full Dilution                                                                              $0.93    $0.78    $0.71
                                                                                            ======   ======   ======

(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934. Because the incremental effect of unexercised stock options results in dilution of less than 3%, the per share data presented in the consolidated statement of income excludes the impact of common stock equivalents.